UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2006
TRM CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 15, 2006, TRM Corporation (the “Company”), TRM (ATM) Limited (together with the Company, the “Borrowers”), TRM ATM Corporation, TRM Copy Centers (USA) Corporation, Access Cash International L.L.C., TRM Copy Centers (U.K.) Limited, Inkas Financial Corp. Ltd. and TRM (Canada) Corporation entered into a Forbearance Agreement and Amendment (the “Agreement and Amendment”) with Bank of America, N.A., (the “Administrative Agent”) and the lenders named therein. Under the Agreement and Amendment, the lenders have agreed to forbear, for a period of 90 days, from enforcing their remedies or rights resulting from the Borrowers’ non-compliance with the leverage and fixed charge ratio covenants set forth in its Credit Agreement, dated as of November 19, 2004, as amended, among the Borrowers, the guarantors named therein, the lenders named therein and the Administrative Agent (the “Credit Agreement”). The Agreement and Amendment also amended the definition of “Applicable Rate” under the Credit Agreement to increase the Applicable Rate by between 1.00% and 2.00% depending upon the Company’s consolidated leverage ratio (as defined in the Credit Agreement). In addition, the Agreement and Amendment (i) added an additional covenant requiring the Company, during the 90 day period, to deliver monthly financial information; (ii) during the 90 day period, limits the amount the Company may have outstanding in Revolving Loans, Swing Line Loans or Letters of Credit (each as defined in the Credit Agreement) under the Credit Agreement to an aggregate of $15.0 million; (iii) during the 90 day period, limits the amount the Company may have outstanding in Foreign Loans (as defined in the Credit Agreement) under the Credit Agreement to $5.0 million; and (iv) during the 90 day period, restricts the Company from incurring certain debtor liens, making certain kinds of investments or distributions or making Capital Expenditures (as defined in the Credit Agreement) in excess of $3.5 million. A copy of the Agreement and Amendment is filed herewith as Exhibit 10.1 to this Form 8-K.
Item 2.02 Results of Operations and Financial Condition.
On March 16, 2006, the Company issued a press release announcing that it would file a Form 12b-25 seeking an extension of time within which to file its annual report on Form 10-K for the fiscal year ended December 31, 2005 and disclosing certain preliminary and unaudited information regarding its results of operations for fiscal year 2005. A copy of the press release is attached hereto as Exhibit 99.1 and furnished with this Form 8-K.
Item 9.01 Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1
Forbearance Agreement and Amendment, dated March 15, 2006, by and among TRM Corporation, TRM (ATM) Limited, the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as administrative agent.

99.1	TRM Corporation press release dated March 16, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Daniel O'Brien
		Name:	Daniel E. O'Brien
Date: March 17, 2006		Title:	Chief Financial Officer